Exhibit 99.2

Russell G. Worden Director External Relations

March 20, 2014

ALJ Melanie Darling

ALJ Kevin Dudney

California Public Utilities Commission

501 Van Ness Avenue

San Francisco, CA  94102

Re:

Proposed Settlement Conference Pursuant to Rule 12.1(b)

Dear ALJs Darling and Dudney:

The purpose of this letter is to inform you that Southern California Edison Company, San Diego Gas & Electric Company, The Utility Reform Network, and the Office of Ratepayer Advocates (the “Parties”) will hold a settlement conference for the purpose of discussing terms to resolve the Order Instituting Investigation Regarding San Onofre Nuclear Generating Station Units 2 and 3, I.12-10-013, and all proceedings that have been consolidated therewith (including A. 13-01-016, A. 13-03-005, A. 13-03-013, and A. 13-03-014).

Pursuant to Rule 12.1(b) of the Commission’s Rules of Practice and Procedure, the settlement conference will be held on March 27, 2014.  The Parties hereby request that all aspects of this OII be stayed pending the conference.  Specifically, the Settling Parties request that you refrain from any of the following actions pending the conference:

•

Issuing a revised Proposed Decision on Phases 1 or 1A of the OII

•

Issuing a Proposed Decision on Phase 2 of the OII

•

Convening a pre-hearing conference or issuing a Scoping Memo on Phase 3 of the OII

Following the conference, the Parties will contact you to propose additional procedural steps.

Sincerely,

/s/ Russell G. Worden

Russell G. Worden

Director

Case Manager, I.12-10-013

cc:

President Peevey, Commissioners Florio, Sandoval, Peterman, and Picker

Service List

2244 Walnut Grove Ave. Rosemead, California 91770 (626) 302-4177 russell.worden@sce.com